SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2011
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1— Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On February 23, 2011, the Registrant entered into a Credit Agreement with Harris, N.A., as Administrative Agent and BMO Harris Financing, Inc.; Regions Bank; AgFirst Farm Credit Bank; ING Capital LLC; U.S. Bank National Association; Farm Credit Services of America, PCA; Farm Credit Bank of Texas; Compass Bank; Trustmark National Bank; Bank of the West; Farm Credit Services of Mid-America, PCA; United FCS, PCA d/b/a FCS Commercial Finance Group; PNC Bank, N.A.; GreenStone Farm Credit Services, ACA; Farm Credit West, PCA; AgStar Financial Services, PCA; 1st Farm Credit Services, PCA; Northwest Farm Credit Services, PCA and American AgCredit, PCA. The credit facility replaced the Registrant’s existing $300.0 million unsecured revolving credit facility that was to expire on May 1, 2013 with a $500.0 million unsecured revolving credit facility on a committed basis with a five year maturity. The Registrant may reduce the commitment in a minimum amount of $5,000,000 without penalty upon notice to the Administrative Agent. The Registrant may also request an increase in the commitment amount or obtain term loans in a minimum amount of $25,000,000 if certain conditions are met and if required approvals are obtained.
     The Registrant will pay interest, at its option, at a variable base or Eurodollar rate as determined under the Credit Agreement. The Registrant is also obligated to pay an applicable margin over the Eurodollar rate, as well as a letter of credit participation fee and a commitment fee payable on the amount of the average daily unused portion of the commitment, each according to the ratio of its debt to total capitalization. If there is an event of default, loans outstanding will bear an additional 2.0% rate of interest. The Registrant must also pay a fronting fee of 0.125% of the face amount of each standby letter of credit issued, as well as usual and customary administrative fees.
     Up to $15,000,000 of the new credit facility is available for the issuance of standby and commercial letters of credit in the ordinary course of business. The Administrative Agent has also established a $10,000,000 swing line facility that will permit funding of small or late day draws that reduce available credit under the facility, with the credit risk allocated ratably among the lenders. Swing line loans bear interest at the base rate plus the applicable margin or the rate offered by the swing line lender in its discretion. The Credit Agreement contains restrictive covenants, which include maintaining a minimum tangible net worth, a maximum leverage ratio of 55 percent from the date of the Agreement through October 30, 2014 and 50% thereafter, and limitations on capital expenditures (with special limits to allow for company growth). The Registrant has a one-time right, which may be exercised at any time during its 2011 or 2012 fiscal years, to increase the maximum leverage ratio to 60% in connection with the construction of a second potential poultry complex in North Carolina for the four fiscal quarters beginning on the first day of the fiscal quarter in which the Registrant gave notice of its intent to exercise this right. The facility also contains customary provisions relating to acceleration of the Registrant’s payment obligations in an event of default, which include non-payment of interest, principal or fees; covenant defaults, subject to grace periods for certain covenants; inaccurate representations or warranties in any material respect; commencement of insolvency or bankruptcy proceedings by or against the Registrant; a change in control; the entry of certain judgments against the Registrant and cross-defaults on other agreements evidencing indebtedness. The Registrant’s obligations under the Credit Agreement are jointly and severally guaranteed by its wholly-owned subsidiaries under a Guaranty Agreement dated February 23, 2011.
     Copies of the Credit Agreement and the Guaranty Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference. The descriptions above are summaries of the Credit Agreement and Guaranty Agreement and are qualified in their entirely by the complete text of those agreements.
     Some of the lenders under the credit facility or their affiliates have, or may have in the future, various relationships with the Registrant and its affiliates involving the provision of financial services. As of the date of this report, the following such relationships exist, some of which may be material: Trustmark National Bank is the trustee of the Employee Stock Ownership Plan and Trust of Sanderson Farms, Inc. and Affiliates and, from time to time, the Registrant may have one or more regular deposit accounts with Regions Bank. In addition, PNC Equipment Finance, LLC, a wholly-owned subsidiary of PNC Bank, N.A., was the successful bidder in a competitive bid process the Registrant held to obtain operating leases for certain equipment, primarily trucks, trailers and tractors, included in its fiscal year 2011 capital budget. The Registrant expects to lease up to $12 million of assets under operating leases with PNC during fiscal 2011. Northwest Farm Credit Services, PCA purchased $50,000,000 of senior notes due April 28, 2016 of the Registrant in a private placement pursuant to a Note Purchase Agreement dated April 28, 2006 with the Registrant. Finally, one of the Registrant’s directors, Toni D. Cooley, is a director of Trustmark National Bank.
Item 1.02 Termination of a Material Definitive Agreement.
     Also on February 23, 2011, upon entering into the Credit Agreement described above, the Registrant terminated its Credit Agreement dated as of May 1, 2008, as amended, among the Registrant, Bank of Montreal, BMO Harris Financing, Inc., U.S. Bank National Association, Regions Bank, ING Capital LLC, Trustmark National Bank, Farm Credit Bank of Texas, AgFirst Farm Credit Bank, GreenStone Farm Credit Services, ACA and Farm Credit Services of America, PCA, which provided for a $300.0 million unsecured revolving credit facility. The Registrant did not incur any early termination penalties in connection with the termination. The terminated credit facility provided for interest to be paid, at the Registrant’s option, at a variable base or Eurodollar rate as determined under the Credit Agreement. The Registrant was also obligated to pay an applicable margin over the Eurodollar rate, as well as a letter of credit participation fee and a commitment fee payable on the amount of the average daily unused portion of the commitment, each according to the ratio of its debt to total capitalization. If there was an event of default, loans outstanding would have borne an additional 1.50% rate of interest. The Registrant was also obligated to pay a fronting fee of 0.125% of the face amount of each standby letter of credit issued, as well as usual and customary administrative fees. Up to $10,000,000 of the old credit facility was available for the issuance of standby and commercial letters of credit in the ordinary course of business and it provided for a $10,000,000 swing line facility. The information provided in Item 1.01 of this report is incorporated by reference in this Item 1.02.
Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
     On February 24, 2011, the Registrant issued a press release announcing its earnings for its fiscal quarter ended January 31, 2011. The press release is furnished herewith as Exhibit 99.1. Also on February 24, 2011, the Registrant held a conference call to discuss its earnings for its fiscal quarter ended January 31, 2011. A transcript of the conference call is furnished herewith as Exhibit 99.2. The information in the press release and transcript is not to be considered “filed” for purposes of the Securities Exchange Act of 1934 and is not incorporated by reference into the Registrant’s filings under the Securities Act of 1933.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Section 8 — Other Events
Item 8.01 Other Events.
     The Registrant also announced on February 24, 2011 that its Board of Directors had approved a delay in construction and start-up of a potential second new poultry complex in North Carolina.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished with this Current Report:

Exhibit No.	Description
10.1	Credit Agreement dated February 23, 2011 among Sanderson Farms, Inc. and Harris, N.A. as Agent for the Banks defined therein.

10.2	Guaranty Agreement dated February 23, 2011 of Sanderson Farms, Inc. (Foods Division), Sanderson Farms, Inc. (Production Division) and Sanderson Farms, Inc. (Processing Division).

99.1	Press release of Sanderson Farms, Inc. dated February 24, 2011.

99.2	Transcript of conference call held by Sanderson Farms, Inc. on February 24, 2011.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC. (Registrant)

Date: February 25, 2011	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated February 23, 2011 among Sanderson Farms, Inc. and Harris, N.A. as Agent for the Banks defined therein.

10.2	Guaranty Agreement dated February 23, 2011 of Sanderson Farms, Inc. (Foods Division), Sanderson Farms, Inc. (Production Division) and Sanderson Farms, Inc. (Processing Division).

99.1	Press release of Sanderson Farms, Inc. dated February 24, 2011.

99.2	Transcript of conference call held by Sanderson Farms, Inc. on February 24, 2011.